UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 26, 2007 (September 20, 2007)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Effective September 20, 2007, Steven B. Brugger was appointed as Chief Operating Officer of Momenta Pharmaceuticals, Inc. (the “Company”).  Mr. Brugger, 49, has served as the Company’s Senior Vice President, Strategic Business Operations since April 2005.  He served as the Company’s Vice President, Strategic Product Development from August 2002 to April 2005.  Prior to that, from 2000 to August 2002, Mr. Brugger served as a Vice President for Millennium Pharmaceuticals, Inc., a biopharmaceutical company, and from October 1999 through 2000 he served as a Senior Director.  While at Millennium, Mr. Brugger built Millennium’s strategic marketing, project management and portfolio management capabilities.  During his tenure at Millennium, Mr. Brugger served as Head of Commercial Development, General Manager of the Inflammation and Metabolic Business Units, and Development Projects Leader for the Aventis and Abbott collaborations.  Mr. Brugger received his B.A. in Biology from Susquehanna University and his M.B.A. from Rutgers University.

Mr. Brugger does not have a formal employment agreement with the Company and is employed on an at-will basis subject to the benefits to be provided pursuant to the executive retention agreement that the Company executed with Mr. Brugger on March 14, 2007, which is described in the Company’s definitive proxy materials filed with the SEC on April 27, 2007 under the sub-heading “Executive Retention Agreements.”  As a condition of his employment with the Company, Mr. Brugger signed a standard form of nondisclosure, noncompetition and assignment of intellectual property agreement, providing for the protection of the Company’s confidential information, the transfer of ownership rights to intellectual property developed by Mr. Brugger and a 12-month noncompete provision.

There is no agreement or understanding between Mr. Brugger and any other person pursuant to which he was appointed as Chief Operating Officer, nor is there any family relationship between Mr. Brugger and any of the Company’s directors or other executive officers. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Brugger had, or will have, a direct or indirect material interest.

Adjustments to Mr. Brugger’s compensation resulting from his appointment as Chief Operating Officer, if any, will be included in an amendment to this Current Report on Form 8-K when available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: September 26, 2007	By:	/s/ Richard P. Shea
Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)